                                                                   EXHIBIT 10.22


                          W E S T L A K E  C E N T E R



                             OFFICE LEASE AGREEMENT


                                    Between


                 Westlake Center Associates Limited Partnership

                                      and



                             Symbologic Corporation



SECTION                                                     PAGE

1.             LEASE DATA AND EXHIBITS                       3
   1(a).           Building                                  3
   1(b).           Premises                                  3
   1(c).           Floor Areas                               3
   1(d).           Lease Term                                3
   1(e).           Commencement Date                         3
   1(f).           Expiration Date                           3
   1(g).           Monthly Rent                              3
   1(h).           Security Deposit                          3
   1(i).           Notice Addresses                          3
   1(j).           Exhibits                                  3
2.             PREMISES                                      4
3.             RENT                                          4
4.             ACCEPTANCE OF PREMISES                        4
5.             POSSESSION                                    4
6.             SECURITY DEPOSIT                              4
7.             USE                                           5
8.             SERVICES AND UTILITIES                        5
   8(a).           Standard Services                         5
   8(b).           Interruption of Services                  5
   8(c).           Additional Services                       5
9.             RENTAL ADJUSTMENTS, OPERATING COSTS           6
   9(a).           Definitions                               6
   9(b).           Base Amount                               7
   9(c).           Additional Rent for Increases             7
   9(d).           Actual Operating Costs                    7
   9(e).           Determinations                            7
   9(f).           Beginning and End of Term                 7
   9(g).           Further Adjustment                        7
   9(h).           Base Rent                                 7
   9(i).           Personal Property Taxes                   7
10.            COMPLIANCE WITH LAW                           8
11.            ALTERATIONS BY LESSEE                         8
   11.1            Alterations                               8
   11.2            Title                                     8
   11.3            Lessee's Personal Property                8
12.            LOSS, DAMAGE, AND INJURY                      9
13.            REPAIRS                                       9
14.            ABANDONMENT                                  10
15.            LIENS                                        10
16.            ASSIGNMENT AND SUBLETTING                    10
17.            ACCIDENT - INDEMNITY                         11
18.            INSURANCE                                    11
   18.1            Lessee's Insurance                       11
   18.2            Lessee's Failure to Insure               12
   18.3            Compliance with Policies                 12
19.            WAIVER OF SUBROGATION                        12
20.            PERSONAL PROPERTY TAX                        12
21.            RULES AND REGULATIONS                        12
22.            HOLDING OVER                                 12
23.            ENTRY BY LESSOR                              12
24.            INSOLVENCY OR BANKRUPTCY                     13
25.            DEFAULT                                      13
26.            REMEDIES IN DEFAULT                          13
27.            LATE CHARGES                                 14
28.            RECONSTRUCTION                               14
29.            EMINENT DOMAIN                               15
30.            SUBORDINATION                                15
31.            SALE BY LESSOR                               15
32.            ATTORNEY FEES                                16
33.            SURRENDER OF PREMISES                        16
34.            WAIVER                                       16
35.            NOTICE                                       16
36.            DEFINED TERMS                                16
37.            TIME                                         16
38.            SUCCESSORS AND ASSIGNS                       16
39.            SEPARABILITY                                 16
40.            LENDER PROVISIONS                            16
41.            ESTOPPEL CERTIFICATES                        16
42.            COVENANT OF QUIET ENJOYMENT                  17
43.            BROKERS                                      17
44.            HAZARDOUS SUBSTANCES                         17
45.            SPECIAL PROVISIONS                           17

                                WESTLAKE CENTER
                                LEASE AGREEMENT

          THIS LEASE AGREEMENT, dated the 28th day of July, 1995,
                                          ----       -----------
is by and between WESTLAKE CENTER ASSOCIATES LIMITED PARTNERSHIP, a Washington limited partnership, hereinafter called "Lessor," and Symbologic Corporation, hereinafter called "Lessee." As parties hereto, Lessor and Lessee agree:

          1.   LEASE DATA AND EXHIBITS. The following terms as used herein shall
               -----------------------
               have the meanings provided in this Section 1, unless otherwise specifically modified by provisions of this Lease:

         (a) Building: Known as Westlake Center, Seattle, Washington, or such other name as Lessor may designate from time to time, situated on a portion of the real property more particularly described in
               Section 2 hereof.

         (b) Premises: For the purposes of this lease the Premises shall Consist of 24,725 square feet comprising a portion of the 18th Floor and the entirety of the 19th Floor of the Building, as outlined on the floor plan attached hereto as Exhibit C, including Tenant Improvements, if any, as described in Exhibit A.

         (c) Floor Areas: The agreed rentable area of the Premises is 24,725 square feet and of the Building is 335,850 square feet.

         (d)   Lease Term:  Five (5 ) years.

         (e) Commencement Date: November 1, 1995 or such earlier or later date as provided in Section 5 hereof.

         (f)   Expiration Date:  October 31, 2000.

         (g) Monthly Rent: $_______*________, per month, payable in advance on or before the first day of each month per Section 3 hereof. Rent shall be adjusted from time to time as provided in Section 9 hereof. * See Attachment II, Special Provision #1.

         (h)   Security Deposit:  $37,602.60.

         (i)   Notice Addresses:

               Lessor:  Westlake Center Associates
               c/o Koehler, McFadyen & Company
               1601 Fifth Avenue, Suite 2210
               Seattle, WA  98101

               Lessee:  For notices prior to Commencement Date:
               Symbologic Corporation
               700 Fifth Avenue, Suite 2500
               Seattle, WA  98104
               Attn:  Patrick Keenan

               For notices after the Commencement Date:

               Symbologic Corporation
               1601 Fifth Avenue, Suite 1900
               Seattle, WA  98101
               Attn:  Patrick Keenan

         (j) Exhibits: The following exhibits or riders are made a part of this Lease:

               Attachment I:  Rules and Regulations
               Attachment II: Special Provisions
               Exhibit A - Tenant Improvements
               Exhibit B - Lessee's Plan Requirements
               Exhibit C - Floor Plan of Leased Premises

          2. PREMISES.  Lessor does hereby lease to Lessee, and Lessee does
             --------
hereby lease from Lessor, upon the terms and conditions herein set forth, the Premises described in Section 1(b) hereof as shown on Exhibit C attached hereto and incorporated herein, situated on the real property in Seattle, King County, Washington, described as follows:

          Lots 1, 2, 3, 7, 8, 9, 10, 11, and 12, Block 1, ADDITION TO THE TOWN OF SEATTLE as laid off by the Heirs of SARAH A. BELL, deceased (commonly known as Heirs of SARAH A. BELL'S ADDITION TO THE CITY OF SEATTLE) according to the plat recorded in Volume 1 of Plats, page 103, in King County, Washington;

          EXCEPT the Southwesterly 12 feet of said Lots 1, 2, and 3 condemned by the City of Seattle in King County Superior Court Cause No. 52280, for the widening of Fourth Avenue, as provided by Ordinance 13776 of said City; and

          EXCEPT the Southeasterly 7 feet of said Lots 1 and 12 condemned by the City of Seattle, in King county Superior Court Cause No. 57057 for the widening of Pine Street as provided by Ordinance 14500 of said City;

          TOGETHER WITH all of the vacated alley lying within said Block 1. The Property is generally bounded by Fifth Street on the east, Pine Street on the south, Fourth Avenue on the west, and Olive Way on the north.

          3. RENT.  Lessee agrees to and shall pay to Lessor, the Monthly Rental
             ----
stated in Section 1(g) in advance on the first day of each calendar month during the Lease Term, at the office of Lessor specified in Section 1(i), or at such other place as Lessor may from time to time designate in writing. Rent payable for any period of less than one calendar month shall equal 1/30 of the Monthly Rental for each day of such period, and shall be payable on the first day of such period.

          4. ACCEPTANCE OF PREMISES.  Except for those punchlist items scheduled
             ----------------------
by Lessor and Lessee prior to the Lease Commencement Date, Lessee's occupancy of the Premises shall be deemed to constitute acceptance of same and acknowledgment by Lessee that Lessor has fully complied with its obligations hereunder to construct and deliver to Lessee the Premises. Lessor shall have the right to enter the Premises to complete or repair any such unfinished items and entry by Lessor, its agents, servants, employees, or contractors for such purpose shall not constitute an actual or constructive eviction, in whole or in part, or entitle Lessee to any abatement or diminution of Rent or relieve Lessee of any of its obligations under this Lease, or impose any liability upon Lessor or its agents, servants, employees, or contractors.

          5. POSSESSION.  If Lessor fails to deliver possession of Premises
             ----------
ready for occupancy at the commencement of the Lease Term, Lessor shall not be liable for any damage caused thereby, nor shall this Lease become void or voidable, but in such event, no Rental shall be payable by Lessee to Lessor for any portion of the Lease Term until Lessor can deliver possession of Premises to Lessee ready for occupancy by Lessee. If the Commencement Date of the Lease Term is delayed, the termination date will be extended by a like period of time. If Lessee, with Lessor's permission, enters into possession of Premises prior to commencement of the Lease Term, all of the terms and conditions of this Lease shall apply during such prior period, including payment of Rent at the Monthly Rate stated in Section 1(g). The Premises shall be ready for occupancy on the date the Lessor receives approval from the City of Seattle for occupancy of the Premises.

          6. SECURITY DEPOSIT.  As security for the full and faithful
             ----------------
performance of every covenant and condition of this Lease to be performed by Lessee, Lessee has paid to Lessor the Security Deposit as specified in Section 1(h) hereof, receipt of which is hereby acknowledged. If Lessee shall default with respect to any covenant or condition of this Lease, including but not limited to the payment of Rent, Additional Rent, or any other payment due under this Lease, Lessor may apply all or any part of the Security Deposit to the payment of any sum in default or any other sum which Lessor may be required to spend or incur by reason of Lessee's default or any other sum which Lessor may in its reasonable discretion deem necessary to spend or incur by reason of Lessee's default. In such event, Lessee shall, within five (5) days of written demand therefore by Lessor, deposit with Lessor the amount so applied. If Lessee shall have fully complied with all of the covenants and conditions of this Lease, but not otherwise, the amount of the Security Deposit then held by Lessor shall be repaid to Lessee (or, at Lessor's option, to the last assignee of Lessee's interest hereunder) within thirty (30) days after the expiration or sooner termination of this Lease.
          In the event of Lessee's default under this Lease, Lessor's right to retain the Security Deposit shall be deemed to be in addition to any and all other rights and remedies at law or in equity available to Lessor. Lessor shall not be required to keep any Security Deposit separate from its general funds and Lessee shall not be entitled to any interest thereon.

          7. USE.  Lessee shall use and occupy the Premises only for general
             ---
office purposes and for no other purposes without Lessor's prior written consent. Lessee shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering said Building or any part thereof or any of its contents. Lessee shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them or use or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose, nor shall Lessee cause, maintain, or permit any nuisance in, on, or about the Premise. Lessee shall not commit or suffer to be committed any waste in or upon the Premises.

          8. SERVICES AND UTILITIES.
             ----------------------

          (a) Standard Services. Lessor shall cause the Premises and the public and Common Areas of the Building, such as lobbies, elevators, stairs, corridors, and restrooms, to be maintained in reasonably good order and condition consistent with the operation and maintenance of the Building as a first-class office building in Seattle, except for damage occasioned by any act or omission of Lessee or Lessee's officers, contractors, agents, invitees, licensees, or employees, the repair of which damage shall be paid for by Lessee.

          From 7:00 a.m. to 6:00 p.m. on weekdays and from 7:00 a.m. to 1:00 p.m. on Saturday, excluding legal holidays ("Normal Business Hours"), Lessor shall furnish the Premises with electricity for lighting and operation of standard office machines, water, heat and air conditioning, and elevator service.

          During all other hours, Lessor shall furnish such services, including elevator service as reasonably required to provide access to the Premises, except for heat and air conditioning. If requested by Lessee, Lessor shall furnish heat and air conditioning at times other than Normal Business Hours and the cost of such services as established by Lessor shall be paid by Lessee as Additional Rent. Lessor shall also provide lamp replacement service for building standard fluorescent light fixtures, toilet room supplies, window washing at reasonable intervals, and customary building janitorial service. No janitorial service shall be provided Saturdays, Sundays, or legal holidays. The costs of any janitorial or other service provided or caused to be provided by Lessor to Lessee which are in addition to the services ordinarily provided building tenants shall be paid in the manner provided for payment of Rent in Section 3 of this Lease.

          Lessor shall be obligated to provide the services and utilities as outlined herein only so long as Lessee is not in default per Section 25 of this Lease.

          (b) Interruption of Services. Lessor shall not be liable for any loss, injury, or damage to person or property caused by or resulting from any variation, interruption, or failure of such services due to any cause whatsoever, or from failure to make any repairs or perform any maintenance. No temporary interruption or failure of such services incident to the making of repairs, alterations, or improvements, or due to accident, strike, or conditions or events beyond Lessor's reasonable control shall be deemed an eviction of Lessee or relieve Lessee from any of Tenant's obligations hereunder.

          (c) Additional Services. Lessee will not, without the written consent of Lessor, use any apparatus or device in the Premises using current in excess of 110 volts, except as may be provided in Exhibit A; nor connect with electric current, except through existing electrical outlets in the Premises, or water pipes, any apparatus or device, for the purposes of using electric current or water. If Lessee shall require water or electric current in excess of that usually furnished or supplied for use of the Premises as general office space, Lessee shall first procure the consent of Lessor to the use thereof and Lessor may cause a water meter or electric current meter to be installed in the Premises, so as to measure the amount of water and electric current consumed for any such other use. The cost of any such meters and of installation, maintenance, and repair thereof shall be paid by the Lessee and Lessee agrees to pay to Lessor promptly upon demand therefore by Lessor for all such water and electric current consumed as shown by said meters, at the rates charged for such services by the City of Seattle or the local public utility, as the case may be, furnishing the same, plus any additional expense incurred in keeping account of the water and electric current so consumed. Wherever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning systems, Lessor reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, operation, and maintenance of any such supplementary equipment, shall be paid by Lessee to Lessor upon demand by Lessor. Lessee shall obtain a maintenance agreement at Lessee's sole cost and expense for routine and preventative maintenance of said supplemental equipment.

          9. RENTAL ADJUSTMENTS, OPERATING COSTS.
             ------------------------------------

          (a) Definitions. In addition to the Rent provided in Section 1(g) of this Lease, Lessee shall pay to Lessor increases under this Section 9 as "Additional Rent," utilizing the following definitions:

             (1) "Operating Costs" shall include Costs of Energy, Real Property Taxes, and Other Operating Costs.

             (2) "Real Property Taxes" shall mean taxes on real property and personal property, and taxes on property of Lessee, as described in Section 9(i) below, which have not been paid by Lessee directly to the taxing authority; charges and assessments (or any installment thereof due during the Lease Year) levied with respect to the land, the Building, any improvements, fixtures, and equipment, and all other property of Lessor, real or personal, used directly in the operation of the Building and located in or on the Building; and any taxes levied or assessed (or any installment thereof due during the Lease Year) in addition to or in lieu of, in whole or in part, such real property or personal property taxes, or any other tax upon leasing of the Building or rents collected, but not including any federal or state income or franchise tax.

             (3) "Costs of Energy" shall mean all expenses paid or incurred by Lessor in the normal operation and maintenance of the Building for electricity, gas, and similar energy sources, including any surcharges imposed by the utility company.

             (4) "Other Operating Costs" shall mean all other expenses paid or incurred by Lessor for obtaining services and products for maintaining, operating, and repairing the Building and the personal property used in conjunction therewith, including, without limitation, the costs of refuse collection, water, sewer, and other utilities services (excluding costs included in the Cost of Energy), supplies, janitorial and cleaning services, window washing, landscape maintenance, services of independent contractors, compensation (including employment taxes and fringe benefits) of all persons who perform duties in connection with the operation, maintenance, and repair of the Building, its equipment and the land upon which it is situated, insurance premiums, licenses, permits, and inspection fees, customary management fees, legal and accounting expenses, and any other expense or charge whether or not herein above described which in accordance with generally accepted accounting and management practices would be considered an expense of maintaining, operating, or repairing the Building, excluding or deducting, as appropriate:

                (i) Costs of any special services rendered to individual tenants (including Lessee) for which a special charge is made;

                (ii) Depreciation or amortization of costs required to be capitalized in accordance with generally accepted accounting practices (except Other Operating Costs shall include amortization of capital improvements made subsequent to the initial development of the Building which are designed with a reasonable probability of improving the operating efficiency of the Building, provided that such amortization costs shall not exceed reasonably expected savings in operating costs resulting from such capital improvements).

             (5) "Lease Year" shall mean the twelve-month period commencing January 1 and ending December 31.

             (6) "Actual Operating Costs" shall mean the actual expenses paid or incurred by Lessor for Operating Costs during any Lease Year of the Term hereof.

             (7) "Actual Operating Costs Allocable to the Premises" shall mean the Lessee's Pro Rata Share of the Actual Operating Costs.

             (8) "Estimated Operating Costs Allocable to the Premises" shall mean Lessor's estimate of Actual Operating Costs Allocable to the Premises for the following Lease Year to be given by Lessor to Lessee pursuant to Section 9(c) below.

             (9) "Base Year" shall mean calendar year 1996.

             (10) "Pro Rata Share" shall be a proportion determined by using a ratio, the numerator of which is the net rentable area of the Premises and the denominator of which is the Net Rentable Area of the Building.

             (b) Base Amount.  For purposes of this Section, Operating Costs
                 -----------
Base Amount shall be Lessee's Pro Rata Share of the Base Year Actual Operating Costs adjusted per Section 9(g).

             (c) Additional Rent for Estimated Increases in Operating Costs.
                 ----------------------------------------------------------
Prior to the commencement of each Lease Year after the Base Year (1996), during the Term hereof, Lessor shall furnish Lessee a written statement of the Estimated Operating Costs Allocable to the Premises, for such Lease Year, and a calculation of the Additional Rent as follows: One-twelfth (1/12) of the amount, if any, by which such Estimated Operating Costs Allocable to the Premises exceeds the Operating Costs Base Amount shall be Additional Rent payable by Lessee as provided in Section 3 for each month during such Lease Year.

             (d) Actual Operating Costs. Approximately ninety (90) days after
                 ----------------------
the close of each Lease Year during the Term hereof for which an estimated statement was delivered to Lessee pursuant to subsection (c), or as soon thereafter as practicable, Lessor shall deliver to Lessee a written statement setting forth the Actual Operating Costs Allocable to the Premises during the preceding Lease Year. If such costs for any Lease Year exceed Estimated Operating Costs Allocable to the Premises paid by Lessee to Lessor pursuant to subsection (c), Lessee shall pay the amount of such excess to Lessor as added Additional Rent within thirty (30) days after receipt of such statement by Lessee. If such statement shows such costs to be less than the amount paid by Lessee to Lessor pursuant to subsection (c), then the amount of such overpayment by Lessee shall be credited by Lessor to the next immediate Rent payable by Lessee.

             (e) Determinations. The determination of Actual Operating Costs and
                 --------------
Estimated Operating Costs Allocable to the Premises shall be made by Lessor. Lessor or its agent shall keep records in reasonable detail showing all expenditures made for the items enumerated above, which records shall be available for inspection by Lessee at any reasonable time.

             (f) Beginning and End of Term.  If this Lease shall commence or
                 -------------------------
terminate on a day other than the first or last day of a Lease Year, the amount of any adjustment between Estimated and Actual Costs Allocable to the Premises with respect to the Lease Year in which such commencement or termination occurs shall be prorated on the basis which the number of days of such Lease Year bears to 365; and any amount payable by Lessor to Lessee or Lessee to Lessor with respect to such adjustment shall be payable within thirty (30) days after delivery by Lessor to Lessee of the statement of Actual Costs Allocable to the Premises with respect to such Lease Year.

             (g) Further Adjustment. In the event the average occupancy level of
                 ------------------
the Building for any Lease Year was or is not ninety percent (90%) of full occupancy, then the Estimated Costs and Actual Costs for such year shall be proportionately adjusted by Lessor to reflect those costs which would have occurred had the Building been ninety percent (90%) occupied during such year.


             (h) Base Rent.  Notwithstanding anything to the contrary in this
                 ---------
Section 9, the Rent payable by Lessee shall in no event be less than the Rent specified in Section 1(g) of this Lease.



             (i) Personal Property Taxes. Lessee shall pay, prior to
                 -----------------------
delinquency, all personal property taxes payable with respect to all Property of Lessee located on the Premises or the Building and promptly, upon request of Lessor, shall provide written proof of such payment. As used herein, "Property of Lessee" shall include all improvements which are paid for by property taxes assessed against the Property of Lessee, whether assessed as real or personal property.

          10.  COMPLIANCE WITH LAW.  Lessee shall not use the Premises or permit
               -------------------
anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance, or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Lessee shall at its sole cost and expense promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereinafter constituted relating to or affecting the condition, use, or occupancy of the Premises, excluding structural changes not related to or affected by Lessee's improvements or acts. The judgment of any court of competent jurisdiction or the admission of Lessee in an action against Lessee, whether Lessor be a party thereto or not, that Lessee has violated any law, statute, ordinance, or governmental rule, regulation, or requirement, shall be conclusive of that fact as between Lessor and Lessee.

          11.  ALTERATIONS BY LESSEE.
               ---------------------

          11.1  Alterations.  Lessee shall in no event make or permit to be made
                -----------
any alteration, modification, substitution, or other change of any nature to the mechanical, electrical, plumbing, HVAC, and sprinkler systems within or serving the Premises. After completion of Lessee's Improvements within the Premises, Lessee shall not make or permit any other improvements, alterations, fixed decorations, substitutions, or modifications, structural or otherwise, to the Premises or the Building ("Alterations") without the prior written consent of Lessor, any such consent to also include the conditions under which the Alterations may be made (Lessor consent will not be unreasonably withheld). Alterations shall include, but not be limited to, the installation or modification of carpeting, walls, partitions, counters, doors, shelves, lighting fixtures, hardware, locks, ceiling, and window and wall coverings; but shall not include the initial Tenant Improvements placed within the Premises pursuant to Exhibit A. All such Alterations shall be made at Lessee's sole expense, by contractors or subcontractors approved by Lessor, and only after (i) Lessee has obtained any necessary permits from governmental authorities and (ii) Lessee has submitted complete plans and specifications to Lessor with respect to the Alterations and Lessor has approved them. Lessor, at its own expense, shall have the right, but not the obligation, to supervise the making of any Alterations by Lessee. If any mechanic's lien is filed against the Premises or the Building for work or materials furnished to Lessee, the lien shall be discharged by Lessee within ten (10) days thereafter, solely at Lessee's expense, by either paying off or bonding the lien. Should Lessee fail to discharge any lien within ten (10) days of its filing, Lessor shall have the right, but not the obligation, to discharge said lien at Lessee's expense. Lessee shall indemnify and hold Lessor harmless from any and all expenses (including attorney fees), liens, claims, or damage to persons, property, or the Building which may arise from the making of any Alterations. Any Alterations made without the prior consent of Lessor may be corrected or removed by Lessor, and Lessee shall, on demand, pay the cost thereof as Additional Rent. The work relating to any Alterations shall not interfere with, or cause annoyance to, any other tenants of the Building or disrupt any access to, or use of, the common facilities. Upon request, Lessee will deliver to Lessor a complete set of "as built" plans showing the approved Alterations.

          11.2  Title.  Any Alterations or any equipment, machinery, furniture,
                -----
furnishings, and other property or improvements installed or located in the Premises by or on behalf of Lessor or Lessee (i) shall, except for "Lessee's Personal Property" as defined below, immediately become the property of Lessor and (ii) shall remain upon and be surrendered to Lessor with the Premises as a part thereof at the end of the Term; provided, however, that if Lessee is not in Default under this Lease, Lessee shall have the right to remove, prior to the end of the Term, Lessee's Personal Property. Notwithstanding the foregoing, Lessor may, upon notice to Lessee, elect that any Alterations be removed at the end of the Term, and Lessee shall cause such Alterations to be removed at Lessee's expense and shall restore the Premises to their condition prior to the making of such Alterations, reasonable wear and tear excepted. Upon Lessee's failure to do so, Lessor may remove such Alterations and restore the Premises and Lessee shall promptly reimburse Lessor for the cost of such work.

          11.3  Lessee's Personal Property.  "Lessee's Personal Property" shall
                --------------------------
mean all equipment, machinery, furniture, furnishings, and/or other property now or hereafter installed or placed in or on the Premises by and at the sole expense of Lessee with respect to which Lessee has not been granted any credit or allowance by Lessor and which (i) is not used, or was not procured for use, in connection with the operation, maintenance or protection of the Premises or the Building; (ii) is removable without damage to the Premises or the Building, and (iii) is not a replacement of any property of Lessor, whether such replacement is made at Lessee's expense or otherwise. Notwithstanding any other provision of this Lease, Lessee's Personal Property shall not include any Alterations or any Improvements or other property installed or placed in or on the Premises as part of Lessee's Improvements, whether or not any such Alterations, Improvements, or other property were at Lessee's expense. Lessee shall promptly pay all personal property taxes on Lessee's Personal Property, as applicable. Lessee shall remove all Lessee's Personal Property from the Premises at the termination of this Lease. Any property belonging to Lessee or any other person which is left in the Premises after the date the Lease is terminated for any reason shall be deemed to have been abandoned. In such event, Lessor shall have the right to declare itself the owner of such property and to dispose of it in whatever manner Lessor considers appropriate without waiving its right to claim from Lessee all expenses and damages caused by Lessee's failure to remove such property, and Lessee shall not have any right to compensation or claim against Lessor as a result.

          12.  LOSS, DAMAGE, AND INJURY.  All the property of Lessee, its
               ------------------------
agents, or invitees, or any other person, located in or on the Premises or the Building, shall be and remain at the sole risk of Lessee or such agent, invitee, or person. Lessee hereby expressly agrees that Lessor and its agents, servants, and employees shall not be liable or responsible for any damage or injury to the person or property of Lessee, or its agents, servants, employees, licensees, invitees, or contractors, directly or indirectly caused by, (i) dampness or water in any part of the Premises or Buildings; (ii) bursting, leaking, or overflow of water, sewer, steam, or sprinkler pipes and heating or plumbing fixtures; (iii) air conditioning or heating failures; (iv) interruption or variance in the quality of electrical service supplied to the Lessee; (v) interference with light, air, or other incorporeal hereditaments; (vi) operations in the construction of any public or quasi-public works; (vii) theft or other crime, whether violent or non-violent in nature; (viii) fire, accident, natural disaster, or other casualty; (ix) latent or apparent defect or change of conditions in the Premises and/or the Building; and (x) any other source, circumstance, or cause whatsoever, except to the extent such damage or injury is caused by or directly attributable to the negligence or willful misconduct of Lessor and/or its agents, servants, and employees, and then only to the extent that Lessee, its agents, servants, employees, licensees, invitees, or contractors are not compensated therefore by insurance (and, in any event, subject to the provisions of Section 19 hereof). No representation, guarantee, assurance, or warranty is made or given by Lessor that the communications or security systems, devices, or procedures used, if any, will be effective to prevent injury to Lessee or any other person or damage to, or loss (by theft or otherwise) of any of Lessee's property, or of the property of any other person, and the Lessor reserves the right to discontinue or modify at any time such communications or security systems, devices, or procedures without liability to Lessee.

          13.  REPAIRS.  By entry hereunder, Lessee accepts the Premises as
               -------
being in good, sanitary order, condition, and repair. Lessee shall, at Lessee's sole cost and expense, keep the Premises and every part thereof in good condition and repair, damage thereto by fire, earthquake, act of God, or the elements excepted. Lessee shall, upon the expiration or sooner termination of the Term hereof, surrender the Premises to Lessor in the same condition as when received, ordinary wear and tear and damage by fire, earthquake, act of God, or the elements excepted. It is specifically understood and agreed that Lessor has no obligation and has made no promises to alter, remodel, improve, repair, decorate, or paint the Premises or any part thereof and that no representations respecting the condition of the Premises or the Building of which the Premises are a part have been made by Lessor to Lessee except as specifically herein set forth. Lessor shall keep the Building and all machinery, equipment, fixtures, and systems of every kind attached to, or used in connection with the operation of the Building, including all electrical, heating, mechanical, sanitary, sprinkler, utility, power, plumbing, cleaning, refrigeration, ventilating, air conditioning, and elevator systems and equipment (excluding, however, lines, improvements, systems, and machinery for water, gas, steam, and electricity owned and maintained by any public utility company or governmental agency or body or any supplemental equipment as provided in Section 8(c), Additional Services) in good order and repair consistent with operation of the Building as a first-class office building. Lessor, at its cost and expense, shall make all repairs and replacements necessary to comply with its obligations set forth in the immediately preceding sentence except for repairs caused by the negligence or willful misconduct of Lessee, its agents, employees, invitees, and guests, which repairs shall be made by Lessor at the cost of Lessee, and for which Lessee shall pay promptly upon receipt of an invoice setting forth the cost of such repairs. There shall be no abatement of rents due and payable hereunder and no liability on the part of Lessor by reason of any inconvenience, annoyance, or injury arising from Lessor's making reasonable repairs, additions, or improvements to the Building in accordance with its obligations hereunder.

          14.  ABANDONMENT.  Lessee shall not vacate or abandon the Premises at
               -----------
any time during the Term, and if Lessee shall abandon, vacate, or surrender said Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed to be abandoned. Any expense incurred by Lessor in moving, storing, or disposing of such property shall be paid by Lessee upon demand of Lessor.

          15.  LIENS.  Lessee shall keep the Premises and the property in which
               -----
the Premises are situated, free from any liens arising out of any work performed, materials furnished, or obligations incurred by Lessee.

          16.  ASSIGNMENT AND SUBLETTING.  Lessee shall not assign, transfer,
               -------------------------
mortgage, pledge, hypothecate, or encumber this Lease, or any interest therein, and shall not sublet the said Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the agents and servants of Lessee excepted) to occupy or use the said Premises, or any portion thereof, without the written consent of Lessor (Lessor consent will not be unreasonably withheld). A consent to one assignment, subletting, occupation, or use by any other person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation, or use by another person. Any such assignment or subletting without such consent shall be void, and shall, at the
option of Lessor, terminate this Lease.   This Lease shall not, nor shall any
interest therein, be assignable as to the interest of Lessee by operation of law, without the written consent of Lessor. Any assignment of this Lease by Lessee shall not relieve Lessee of its obligations hereunder, including its obligation for payment of Rent.

          Without limiting the generality of the foregoing, Lessor may condition its consent to any transfer upon satisfaction of all or any of the following conditions:

          (a) the net assets of the assignee, licensee, sublessee, or other transferee or permittee (collectively "transferee") immediately prior to the transfer shall not be less than the greater of the net assets of Lessee immediately prior to the transfer or the net assets of Lessee at the time of the signing of this Lease;

          (b) such transfer shall not adversely affect the quality and type of business operation which Lessee has conducted theretofore;

          (c) such transferee shall assume in writing, on a form acceptable to Lessor, all of Lessee's obligations hereunder and Lessee shall provide Lessor with a copy of such assumption/transfer document;

          (d) Lessee shall pay to Lessor a transfer fee of Five Hundred Dollars ($500.00) prior to the effective date of the transfer plus all out-of-pocket expenses to reimburse Lessor for costs and expenses incurred with respect to the transfer, including, without limitation, review of financial materials, meetings with representatives of transferor and/or transferee, and preparation, review, approval, and execution of the required transfer documentation;

          (e) Lessee to which the Premises were initially leased shall continue to remain liable under this Lease for the performance of all terms, including, but not limited to, payment of Rental due under this Lease;

          (f) each of Lessor's Mortgagees shall have consented in writing to such transfer; and

          (g) such other conditions as Lessor may reasonably deem appropriate.

          Without limiting Lessor's right to withhold its consent to any transfer by Lessee, and regardless of whether Lessor shall have consented to any such transfer, neither Lessee nor any other person having an interest in the possession, use, occupancy, or utilization of the Premises or any part thereof shall enter into any lease, sublease, license, concession, assignment, or other transfer or agreement for use, occupancy, or utilization of all or any portion of the Premises which provides for rental or other payment for such use, occupancy, or utilization calculated, in whole or in part, on the basis of the net income or profits derived by any person or entity from the space so leased, used, occupied, or utilized, and any such purported lease, sublease, license, concession, assignment, or other transfer or agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy, or utilization of all or any part of the Premises. There shall be no deduction from the rental payable under any sublease or other transfer nor from the amount thereof passed on to any person or entity, for any expenses or costs related in any way to the subleasing or transfer of such space.

          Regardless of whether Lessor shall have consented to a transfer (including, without limitation, a sublease, concession agreement, or other arrangement whereby all or any portion 1 of the Premises are used or occupied by a party other than Lessee), any and all amounts received as a result of such transfer, as sub-rent or otherwise, shall be the property of and payable to Lessor to the extent that such amount (calculated on a square foot basis) is greater than 1.15 times the Annual Basic Rental (on a per square foot basis) payable under this Lease, but the same shall not be deemed to be a consent by Lessor to any such transfer or a waiver of any right or remedy of Lessor hereunder. Nothing in this section shall prevent Lessee, on approved assignments and sublets, from receiving sublease Rental payments which are less than 1.15 times the Annual Basic Rental (on a square foot basis) payable under this Lease so long as Lessee is not in default under this Lease, including payment of the full Rental amount.

          17.  ACCIDENT - INDEMNITY.  Lessee shall defend and indemnify Lessor
               --------------------
and save it harmless from and against any and all liability, damages, costs, or expenses, including attorney fees, arising from any act, omission, or negligence of Lessee, or the officers, contractors, licensees, agents, servants, employees, guests, or invitees of Lessee in or about the Premises or the Building or appurtenances thereto or arising from any accident, injury, or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the Premises or the Building or appurtenances thereto provided that the foregoing provisions shall not be construed to make Lessee responsible for loss, damage liability, or expense resulting from injuries to third parties caused by the negligence of Lessor, or of any officer, contractor, licensee, agent, servant, employee, guest, or invitee of Lessor.

          18.  INSURANCE.
               ---------

          18.1. Lessee's Insurance. Lessee, at its expense, shall obtain and maintain in effect as long as this Lease remains in effect and during such other time as Lessee occupies the Premises or any part thereof insurance policies providing at least the following coverage:

          a. Comprehensive general liability insurance, including insurance against assumed or contractual liability under this Lease, with respect to the Premises, to afford protection with limits, per occurrence, of not less than One Million Dollars ($1,000,000), combined single limit, with respect to personal injury and death and property damage, such insurance to provide for no deductible;

          b. All-risk property and casualty insurance, including theft, written at replacement cost value and with replacement cost endorsement, covering all of Lessee's Personal Property in the Premises; and

          c. If, and to the extent, required by law, worker's compensation or similar insurance offering statutory coverage and containing statutory limits. Employer's liability coverage of not less than One Hundred Thousand Dollars ($100,000).

          Such policies will be maintained in companies and in form reasonably acceptable to Lessor and will be written as primary policy coverage and not contributing with, or in excess of, any coverage which Lessor shall carry. Lessee will deposit the policy or policies of such required insurance or certificates thereof with Lessor prior to the Lease Commencement Date, which policies shall name Lessor or its designee as additional named insured with regard to Section 18.1a. and loss payee with regard to Section 18.1b. and shall also contain a provision stating that such policy or policies shall not be cancelled or materially altered except after thirty (30) days written notice to Lessor. All such policies of insurance shall be effective as of the date Lessee occupies the Premises and shall be maintained in force at all times during the Term of this Lease and all other times during which Lessee shall occupy the Premises. In addition to the foregoing insurance coverage, Lessee shall require any contractor retained by it to perform work on the Premises to carry and maintain, at no expense to Lessor, during such times as contractor is working in the Premises, a non-deductive (i) comprehensive general liability insurance policy, including, but not limited to, contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement, and contractor's protective liability coverage, to afford protection with limits per occurrence, of not less than One Million Dollars ($1,000,000), combined single limit, with respect to personal injury and death and property damage, such insurance to provide for no deductible, and (ii) worker's compensation insurance or similar insurance in form and amounts as required by law. In the event of damage to or destruction of the Premises and the termination of this Lease by Lessor, Lessee agrees that it will pay Lessor all of its insurance proceeds relating to Tenant Improvements and Alterations made in the Premises by or on behalf of Lessee.

          Lessor shall not be required to carry insurance of any kind on Lessee's Improvements (other than those Improvements specified in Exhibit A by Lessor), installed within the Premises by or on behalf of Lessee or any other property of Lessee, and Lessor shall not be obligated to repair any damage thereto or replace the same. Lessor is not responsible for any loss or damage falling under Lessee's deductible.

          18.2  Lessee's Failure to Insure.  If Lessee shall fail to obtain
                --------------------------
insurance as required under this Section 18, Lessor may, but shall not be obligated to, obtain such insurance, and in such event, Lessee agrees to pay, as Additional Rent, the premium for such insurance upon demand by Lessor.

          18.3  Compliance with Policies.  Lessee will not do or suffer to be
                ------------------------
done, or keep or suffer to be kept, anything in, upon or about the Premises which will contravene Lessor's policies insuring against loss or damage by fire, other casualty, or any other cause, including without limitation, public liability, or which will prevent Lessor from procuring such policies in companies acceptable to Lessor. If any act or failure to act by Lessee in and about the Building and the Premises shall cause the rates with respect to insurance policies required to be maintained by Lessor under this Section 18 or under the provisions of leases with respect to any other tenants in the Building, to be increased beyond those rates that would normally be applicable for such coverages, Lessee will pay, as Additional Rent, the amount of any such increases upon demand by Lessor.

          19.  WAIVER OF SUBROGATION.  Lessor and Lessee do each herewith and
               ---------------------
hereby release and relieve the other from responsibility for, and waive their entire claim of recovery for (i) any loss or damage to the real or personal property either located anywhere in the Premises or the Building and including the Building itself, arising out of or incident to the occurrence of any of the perils which may be covered by the fire and lightning insurance policy, with all-risk endorsement, in common use in the Seattle locality, or (ii) loss resulting from business interruption at the Premises or loss of Rental income from the Building, arising out of or incident to the occurrence of any of the perils which may be covered by the business interruption insurance policy and by the loss of rental income insurance policy in common use in the Seattle locality whether the loss or damage is due to the negligence of either said parties, their agents or employees, or any other cause. Each party shall obtain any special endorsements, if required by their insurer, to evidence compliance with the aforementioned waiver to the extent such waivers are reasonably available.

          20.  PERSONAL PROPERTY TAX.  Lessee agrees to pay or cause to be paid,
               ---------------------
before delinquency, any and all taxes levied or assessed upon all equipment, furniture, fixtures, and other personal property located in the Premises except that which may be owned by Lessor.

          21.  RULES AND REGULATIONS.  Lessee shall faithfully observe and
               ---------------------
comply with the rules and regulations printed on or annexed to this Lease and all reasonable modifications of and additions thereto from time to time put into effect by Lessor notice of which shall be given to Lessee. Lessor shall not be responsible to Lessee for the nonperformance by any other tenant or occupant of the Building of any of said rules and regulations.

          22.  HOLDING OVER.  Lessee agrees to vacate the Premises at the end of
               ------------
the Term. If Lessee holds possession of the Premises after the Term of this Lease, Lessee shall become a tenant from month to month upon the terms herein specified but at a monthly rental equivalent to 125% of the then prevailing Rental paid by Lessee at the expiration of the Term of this Lease pursuant to all of the provisions of Sections 3 and 9 hereof, payable in advance on or before the first day of each month, and Lessee shall continue in possession until such tenancy shall be terminated by Lessor, or until Lessee shall have given to Lessor a written notice of his intention to terminate at least one month prior to the date of termination of such monthly tenancy.

          23.  ENTRY BY LESSOR.  Lessor reserves and shall at any and all
               ---------------
reasonable times have the right to enter the Premises to inspect same, to supply janitor service, and any other service to be provided by Lessor to Lessee hereunder, to submit said Premises to prospective purchasers or tenants, to post notices of nonresponsibility, and to alter, improve, or repair the Premises and any portion of the Building of which the Premises are a part, without abatement of Rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing the entrance to the Premises shall not be blocked thereby, and further providing that the business of Lessee shall not be interfered with unreasonably. Lessee hereby waives any claim for damages for any injury or inconvenience to or interference with Lessee's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Lessor shall at all times have and retain a key with which to unlock all of the doors in, upon, and about the Premises, excluding Lessee's vaults and safes, and Lessor shall have the right to use any and all means which Lessor may deem proper to open said doors in an emergency, in order to obtain entry to the Premises, and any entry to the Premises obtained by Lessor by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Lessee from the Premises or any portion thereof.

          24.  INSOLVENCY OR BANKRUPTCY.  Either (a) the appointment of a
               ------------------------
receiver to take possession of all or substantially all of the assets of Lessee; or (b) an assignment by Lessee for the benefit of creditors; or (c) any action taken or suffered by Lessee under any insolvency, bankruptcy, or reorganization act, shall constitute a breach of this Lease by Lessee. Upon the happening of any such event, this Lease shall terminate five (5) days after written notice of termination from Lessor to Lessee. In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of Lessee under any bankruptcy, insolvent, or reorganization proceedings.

          If, despite the foregoing provisions of this Section 24, Lessee shall voluntarily or involuntarily come under the jurisdiction of the Federal Bankruptcy Code and thereafter Lessee or its trustee in bankruptcy, under the authority of and pursuant to applicable provisions thereof, shall determine to assign this Lease (and be so entitled to assign this Lease), Lessee agrees that
(i) Lessee or its trustee will provide to Lessor sufficient information enabling it to independently determine whether Lessor will incur actual and substantial detriment by reason of such assignment and (ii) "adequate assurance of future performance" under this Lease, as that term is generally defined under the Federal Bankruptcy Code, will be provided to Lessor by Lessee and its assignee as a condition of said assignment.

          25.  DEFAULT.  The occurrence of any one or more of the following
               -------
events shall constitute a default and breach of this Lease by Lessee: (a) The vacating or abandonment of the Premises by Lessee; (b) The failure by Lessee to make any payment of Rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof by Lessor to Lessee; (c) The failure by Lessee to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by the Lessee, other than described in (b) above, where such failure shall continue for a period of thirty
(30) days after written notice thereof by Lessor to Lessee; provided, however, that if the nature of Lessee's default is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

          26.  REMEDIES IN DEFAULT.  In the event of any Default or breach by
               -------------------
Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of a right or remedy which Lessor may have by reason of such default or breach:

          (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case Lessee shall immediately surrender possession of the Premises to Lessor and Lessor may reenter and occupy the Premises. Reentry and taking of possession pursuant to this paragraph shall not be construed as an election to terminate the Lease unless a written notice of intention to so terminate is provided to Lessee by Lessor. Upon such reentry, Lessor shall have the right to relet all or any part of the Premises for any such term or terms and conditions as Lessor in its sole discretion may deem advisable with the right to complete construction of or make Alterations and repairs to the Premises. Lessee shall pay to Lessor in the event of such reletting, as soon as ascertained, the costs and expenses incurred by Lessor in such reletting, completion of construction, or in making such Alterations and repairs. Rentals received by Lessor from such reletting shall be applied: first to the payment of any indebtedness, other than Rent, due hereunder from Lessee to Lessor, including costs of renovation and Alteration of the Premises, reasonable attorney fees, and real state commissions paid; second, to the payment of Rent due and payable hereunder and to any other payments required to be made by Lessee hereunder; and the residue, if any, shall be held by Lessor in payment of future Rent or damages as the same may become due and payable hereunder; and the balance, if any, at the end of the Term of this Lease shall be paid to Lessee. Should such Rentals received from time to time from such reletting during any month be a lesser Rental than herein agreed to by Lessee, Lessee shall pay such deficiency to Lessor. Lessee shall pay such deficiency each month as the amount thereof is ascertained by Lessor.

          (b) Lessor shall have the right, at Lessor's option, to suspend or discontinue the services specified in Section 8 hereof, during the continuance of any Default or breach and such suspension or discontinuance shall not be deemed or construed to be an eviction or ejection of Lessee.

          (c) Lessor shall also have the right upon Lessee's Default to terminate this Lease by giving Lessee written notice thereof; to accelerate all Rent payments due hereunder for the remaining Term hereof, or if any extension option has been exercised, for the remainder of such option term; and to recover from Lessee all damages incurred by Lessor by reason of Lessee's Default including, but not limited to, the cost of recovering possession of the Premises, expenses of reletting, including renovation and Alteration of the Premises, reasonable attorney fees, any real estate commissions paid, all past due Rent, and the worth at the time of the award by the court having jurisdiction thereof of the amount by which the unpaid Rent for the balance of the term, or if an extension option has been exercised, for the remainder of such option term, exceeds the amount of such Rental for the same period that Lessee proves could be reasonably avoided. Unpaid installments of Rent or other sums shall bear interest from the date due at the rate of eighteen percent (18%). In the event Lessee shall have abandoned the Premises, Lessor shall have the option of (a) taking possession of the Premises and recovering from Lessee the amounts specified in subparagraph (a) or (c) of this paragraph, or (b) proceeding under the provisions of the following subparagraph (d).

          (d) Maintain Lessee's right to possession, in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event, Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover Rent as it becomes due hereunder.

          (e) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the State of Washington in which state the Premises are located.

          27.  LATE CHARGES.  Lessee hereby acknowledges that late payment by
               ------------
Lessee to Lessor of Rent or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Rent or any sum due from Lessee shall not be received by Lessor or Lessor's designee within three (3) days after the due date, then Lessee shall pay to Lessor a late charge equal to the maximum amount permitted by law (and in the absence of any governing law, five percent (5%) of such overdue amount), plus any attorney fees incurred by Lessor by reason of Lessee's failure to pay Rent and/or other charges when due hereunder. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Lessor will incur by reason of the late payment by Lessee. Acceptance of such late charges by the Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

          28.  RECONSTRUCTION.  In the event the Premises or the Building of
               --------------
which the Premises are a part are destroyed or damaged by any casualty, Lessor shall have the option to repair or replace the damaged or destroyed part or to terminate this Lease by giving written notice of its election to terminate within 30 days of such event. If Lessor does not terminate this Lease, Lessor shall have a period of at least 180 days to complete the repair or replacement of the damaged or destroyed part from the later of the date of the casualty or the date of the completion of the insurance adjustment made in connection with such casualty, and provided insurance proceeds are made available and are permitted to be used for such purpose by the holder of the most senior mortgage or deed of trust applicable to the real property in which the Premises are located. If Lessor does not terminate, this Lease shall remain in full force and effect, except that Lessee shall be entitled to a proportionate reduction of Rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the Premises are rendered untenantable and making of such repairs shall interfere with the business carried on by Lessee in the Premises.

          Lessor shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any panels, decoration, office fixtures, ceiling, floor covering, partitions, or any other property placed in the Premises by Lessee. Lessor shall not be liable for any loss due to interruption of Lessee's business. Any proceeds which may become payable to Lessor under any policies for fire or other casualty insurance applicable to the Building in which the Premises are located may be applied by Lessor either to repair any damage with respect to which such insurance proceeds become payable or to reduce any outstanding indebtedness of Lessor which is secured by a mortgage or deed of trust applicable to the real property in which the Premises are located.

          29.  EMINENT DOMAIN.  If all or any part of the Premises shall be
               --------------
taken or appropriated by any public or quasi-public authority under the power of eminent domain, Lessor shall have the right, at its option, to terminate this Lease, and Lessor shall be entitled to any and all income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such public use or purpose, and Lessee shall have no claim against Lessor for the value of any unexpired term of this Lease. If a part of the Premises shall be so taken or appropriated and Lessor shall not elect to terminate this Lease, the rental thereafter to be paid shall be reduced proportionately based on the area taken, and Lessor shall make, or cause to be made, such repairs and alterations as may reasonably be necessary to restore any part of the Premises not taken to useful condition, provided a sufficient portion of the condemnation award is made available and permitted to be used for such purpose by the holder of the most senior mortgage or deed of trust applicable to the real property in which the Premises are located. If any part of the Building other than the Premises shall be so taken or appropriated, Lessor shall have the right, at its option, to terminate this Lease and shall be entitled to the entire award, as above provided.

          30.  SUBORDINATION.  This Lease is subject and subordinate to the
               -------------
lien, operation, and effect of any sale/leaseback or lease/subleaseback transaction, mortgage, or deed of trust to any bank, insurance company, or other lending institution, now in force, and to any first mortgage or first deed of trust hereafter in force, against the land and/or Building of which the Premises are a part, and upon any buildings hereafter placed upon the land of which the Premises are a part, and to all advances made or hereafter to be made upon the security thereof. This Lease shall also be subject and subordinate to any ground lease now or hereinafter in force and applicable to the real property on or in which the Premises are located. If requested by Lessor, Lessee shall promptly execute any certificate or other document confirming such subordination.

          If any person or party shall succeed to all or part of Lessor's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, cancellation, or termination of Lease (including, without limitation, ground lease) or otherwise, whether voluntary, involuntary, or by operation of law, and if so requested or required by such successor in interest, Lessee shall attorn fully and completely to such successor in interest and shall recognize such successor in interest as Lessor under this Lease for the balance of the term of this Lease upon the same terms and conditions provided herein, and Lessee shall execute such agreement in confirmation of such attornment as such successor in interest shall reasonably request.

          Notwithstanding anything contained herein to the contrary, he holder of any mortgage or deed of trust may at any time subordinate the lien of its mortgage or deed of trust to the operation and effect of this Lease without obtaining the Lessee's consent thereto, by giving the Lessee written notice thereof, in which event this Lease shall be deemed to be senior to such mortgage or deed of trust without regard to the respective dates of execution and/or recordation of such mortgage or deed of trust and this Lease and thereafter such holder of such mortgage or deed of trust shall have the same rights as to this Lease as it would have had were this Lease executed and delivered before the execution of such mortgage or deed of trust.

          The provisions of this Article to the contrary notwithstanding, and so long as Lessee is not in default hereunder, this Lease shall remain in full force and effect for the full Term hereof.

          31.  SALE BY LESSOR.  In the event of a sale or conveyance by Lessor
               --------------
of the Building containing the Premises, the same shall operate to release Lessor from any future liability upon any of the covenants or conditions, expressed or implied, herein contained in favor of Lessee, and in such event Lessee agrees to look solely to the responsibility of the successor in the interest of

Lessor in and to this Lease. This Lease shall not be affected by any such sale, and Lessee agrees to attorn to the purchaser or assignee.

          32.  ATTORNEY FEES.  In the event of any action or proceeding brought
               -------------
by either party against the other under this Lease, the prevailing party shall be entitled to recover its costs of suit and the fees of its attorneys in such action or proceeding in such amount as the Court may adjudge reasonable.

          33.  SURRENDER OF PREMISES.  The voluntary or other surrender of this
               ---------------------
Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of the Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of the Lessor, operate as an assignment to it of any or all such subleases or subtenancies.

          34.  WAIVER.  The waiver by Lessor of any term, covenant, or condition
               ------
herein contained shall not be deemed to be a waiver of such term, covenant, or condition or any subsequent breach of the same or any other term, covenant, or condition herein contained. The subsequent acceptance of Rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant, or condition of this Lease, other than the failure of Lessee to pay the particular Rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such Rent.

          35.  NOTICE.  All notices and demands which may or are required to be
               ------
given by either party to the other hereunder shall be in writing and shall be deemed to be given two (2) days after the mailing date. All notices and demands by the Lessor to the Lessee shall be sent by United States certified or registered mail, postage prepaid, addressed to the Lessee at the Premises, or to such place as the Lessee may from time to time designate in a notice to the Lessor. All notices and demands by the Lessee to the Lessor shall be sent by United States certified or registered mail, postage prepaid, addressed to the Lessor at the address specified in Section 1(i), or to such other person or place as the Lessor may from time to time designate in a notice to the Lessee. In the event of a default for which Lessee is specifically given the right to terminate this Lease, Lessee shall not exercise such right until it shall have given notice by certified or registered mail to the holder of any first lien on the demised Premises and shall have offered such lienholder a reasonable opportunity to cure such default, including time to get possession of the Premises by an expeditious foreclosure or trustee's sale if this should be necessary to effect a cure.

          36.  DEFINED TERMS.  The words "Lessor" and "Lessee" as used herein
               -------------
shall include the plural as well as the singular. Words used in masculine gender include the feminine and neuter. If there be more than one Lessee, the obligations hereunder imposed upon Lessee shall be joint and several.

          37.  TIME.  Time is of the essence of this Lease and each and all of
               ----
its provisions.

          38.  SUCCESSORS AND ASSIGNS.  The covenants, terms, and conditions
               ----------------------
herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators, and assigns of the parties hereto.

          39.  SEPARABILITY.  Any provision of this Lease which shall prove to
               ------------
be invalid, void, or illegal shall in no way affect, impair, or invalidate any other provision hereof and such other provision shall remain in full force and effect.

          40.  LENDER PROVISIONS.  Lessee agrees to make reasonable
               -----------------
modifications of the Lease provisions as may be requested by lenders with a security interest in the property, provided such modifications do not materially alter the business terms of the Lease.

          41.  ESTOPPEL CERTIFICATE.  Lessee shall, without charge, at any time
               --------------------
and from time-to-time, within ten (10) days after receipt of request therefor by Lessor, execute, acknowledge, and deliver to Lessor a written estoppel certificate, in such form as may be determined by Lessor, certifying to Lessor, the holder(s) of any mortgage(s) or deed(s) of trust designated by Lessor, any purchaser of Lessor's interest in the Building, or any other person designated by Lessor, as of the date of such estoppel certificate, the following: (i) whether Lessee is in possession of the Premises; (ii) whether this Lease is in full force and effect; (iii) whether there have been any amendments to this Lease, and if so, specifying such amendments; (iv) whether there are then existing any set-offs or defenses against the enforcement of any rights hereunder, and if so, specifying such matters in detail; (v) the dates, if any, to which any rent or other charges have been paid in advance and the amount of any Security Deposit held by Lessor; (vi) that Lessee has no knowledge of any then existing defaults of Lessor under this Lease, or if there are such defaults, specifying them in detail; (vii) that Lessee has no knowledge of any event having occurred that authorizes the termination of the Lease by Lessee, or if such event has occurred, specifying it in detail; and (viii) the address to which notices to Lessee under this Lease should be sent. Any such certificate may be relied upon by the person or entity to whom it is directed or by any other person or entity who could reasonably be expected to rely on it in the normal course of business.

          42.  COVENANT OF QUIET ENJOYMENT.  Lessee, if and so long as it pays
               ---------------------------
all rents due hereunder, performs and observes the other terms and covenants to be performed and kept by it as provided in this Lease, shall have the peaceable and quiet possession of the Premises during the term free of any claims of Lessor or anyone lawfully claiming by, through or under Lessor, subject, however, to matters of public record existing as of the date of this Lease or to which this Lease may be subordinated and to the terms of this Lease. This covenant shall be construed as a covenant running with the land and shall not be construed as a personal covenant or obligation of Lessor, except to the extent of Landlord's interest in this Lease.

          43.  BROKERS.  Lessee warrants that it has had no dealings with any
               -------
real estate broker or agents in connection with the negotiation of this Lease excepting only CB Commercial Real Estate, Inc. and it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease.

          44.  HAZARDOUS SUBSTANCES.  Lessee shall not cause or permit any
               --------------------
Hazardous Substances, as defined below, to be brought upon, kept, or used in or about the Premises, the Building, or the Land by Lessee, its agents, employees, contractors, or invitees, unless such Hazardous Substances are necessary for Lessee's business (and such business is a Permitted Use) and will be used, kept, and stored in a manner that complies with this Lease and all laws regulating any such Hazardous Substances, provided that Lessee first obtains the written consent of Lessor and provided further that Lessee indemnifies Lessor from and against any and all liability with respect to such Hazardous Substances as more particularly described below. If Lessee breaches the covenants and obligations set forth herein, or if the present of Hazardous Substances on, in, or about the Premises or any part of the Building or Land caused or permitted by Lessee, its agents, employees, contractors, or invitees, results in contamination of the Premises or any part of the Building or Land, or if contamination of the Premises or any part of the Building or Land by Hazardous Substances otherwise occurs for which Lessee is legally liable to Lessor, then Lessee shall indemnify and hold Lessor harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, and losses (including, without limitation, diminution in the value of the Premises, the Building, or Land, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises or any part of the Building or Land, and sums paid in settlement of claims, attorneys' fees, consultant fees, and expert fees) which arise during or after the Lease Term as a result of such contamination. This indemnification by Lessee of Lessor includes without limitation any and all costs incurred in connection with any investigation of site conditions and any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of the presence of such Hazardous Substances in or about the Premises, the Building, or Land or the soil or ground water on or under the Building or the surface of the Land. The provisions of this section shall survive the termination of this Lease. For purposes of this section, the term "Hazardous Substances" shall be interpreted broadly to include but not be limited to substances designated as hazardous under the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., the Federal Water Pollution Control Act, 33 U.S.C. 1257, et seq., the Clean Air Act, 42 U.S.C. 2001, et seq., or the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. 9601, et seq., and the term shall also be interpreted to include but not be limited to any substance which after release into the environment and upon exposure, ingestion, inhalation, or assimilation, either directly from the environment or indirectly by ingestion through food chains, will or may reasonably be anticipated to cause death, disease, behavior abnormalities, cancer, and/or genetic abnormalities.

          45.  SPECIAL PROVISIONS.  Special provisions of this Lease numbered 1
                                                                              -
through 25 are attached hereto and made a part hereof.
       ---

          If none, so state in the following space ________________.

          IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease as of the day and year first above written.

          IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease as of the day and year first above written.

LESSOR:                                LESSEE:

WESTLAKE CENTER ASSOCIATES             SYMBOLOGIC CORPORATION
LIMITED PARTNERSHIP

By: /s/ Duke S. Kassolis               By: /s/ Steven L. Sperry
   _____________________________          __________________________
        Duke S. Kassolis

Its:    Senior Vice President          Its:  President & CEO
    ____________________________           _________________________

                           ACKNOWLEDGMENT OF LESSOR

STATE OF Maryland    )
        __________   ) ss.
COUNTY OF Howard     )
         ---------
          On this 28th day of July, 1995, before me, the undersigned,
                  ----       -----    --
a Notary Public in and for the State of Maryland, duly commissioned and sworn,
                                       ---------
personally appeared Duke S. Kassolis, to me known to be the Sr. Vice President,
                    ----------------                        ------------------
that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said partnership, for the uses and purposes therein mentioned and on oath stated that he/she was authorized to execute said instrument.

          WITNESS my hand and official seal hereto affixed the day and year in this certificate above written.

           Maxine P. Davis
          ______________________
           Notary Public in and for the State
           of Maryland residing at Ellicitt City,
             ---------            --------------
           My commission expires June 8, 1996.
                                _____________

                           ACKNOWLEDGMENT OF LESSEE

(Corporate)

STATE OF WASHINGTON )
                         ) ss.
COUNTY OF KING             )

          On this 12th day of July, 1995, before me personally appeared
                  ----       -----    --
           Steven L. Sperry       and     N/A                    to me
_________________________________     ___________________________
known to be the     President        and  N/A                       ,
                _______________________  ______________________________
respectively, of the corporation that executed the within and foregoing lease, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

           Lamina Webster
          ______________________
           Notary Public in and for the State
           of Wa residing at King Co.
             ___            ________
           My commission expires 12/9/98.
                                ________
(Individual)

STATE OF WASHINGTON )
                         ) ss.
COUNTY OF KING              )

          On this day personally appeared before me Steven L. Sperry, to me
                                                   _________________
known to be the individual described in and who executed the foregoing lease, and acknowledged that he signed the same as his free and voluntary act and deed, for the uses and purposes therein mentioned.

          GIVEN under my hand and official seal this 12th day of July, 1995 .
                                                     ----       -----    --
           Lamina Webster
         ___________________
           Notary Public in and for the State
           of Wa residing at King Co.
             ---            --------
           My commission expires 12/9/98.
                                 -------

                                 ATTACHMENT I

                       RULES AND REGULATIONS ATTACHED TO
                         AND MADE A PART OF THIS LEASE


          1. No advertisement, sign, lettering, notice, or device shall be placed in or upon Premises including windows, walls, and exterior doors except such as may be approved in writing by Lessor.

          2. Lettering upon the directory board and the doors as required by Lessee shall be made by the sign company designated by Lessor.

          3. No additional locks shall be placed upon any doors of Premises, and Lessee agrees not to have any duplicate keys made without the consent of Lessor. If more than two keys for any lock are desired, such additional keys shall be paid for by Lessee. Upon termination of this Lease, Lessee shall surrender all keys.

          4. No major deliveries of furniture, freight, supplies not carried by hand, or equipment of any kind shall be brought into or removed from Building without the consent of Lessor. Lessor shall have the right to limit the weight and size and to designate the position of all safes and other heavy property brought into the Building. Such furniture, freight, equipment, safes, and other heavy property shall be moved in or out of Building only at the times and in the manner permitted by Lessor. Lessor will not be responsible for loss of or damage to any of the items above referred to, and all damage done to Premises or Building by moving or maintaining any of such items shall be repaired at the expense of Lessee. Any merchandise not capable of being carried by hand shall utilize hand trucks equipped with rubber tires and rubber side guards.

          5. The entrances, corridors, stairways, and elevators shall not be obstructed by Lessee, or used for any other purpose than ingress or egress to and from Premises. Lessee shall not bring into or keep any animal within Building, or any bicycle or other type of vehicle.

          6. Lessee will not use or permit to be used in said Premises anything that will increase the rate of insurance on said Building or any part thereof, nor anything that may be dangerous to life or limb; nor in any manner deface or injure said Building or any part thereof; nor overload any floor or part thereof; nor permit any objectionable noise or odor to escape or to be emitted from said Premises, or do anything or permit anything to be done upon said Premises in any way tending to create a nuisance or to disturb any other tenant or occupant of any part of said Building; and Lessee, at Lessee's expense, will comply with all health, fire, and police regulations respecting said Premises.

          7. Lessee shall not mark, drive nails, screw, or drill into woodwork or plaster, or paint or in any way deface Building or any part thereof, or Premises or any part thereof, or fixtures therein, without written consent of Lessor. The expense of remedying any breakage, damage, or stoppage resulting from a violation of this rule shall be borne by Lessee, except as permitted per Exhibit A.

          8. Canvassing, soliciting, and peddling in Building are prohibited and each Lessee shall cooperate to prevent such activity.

          9. The requirements of tenants will be attended to only upon application at the main office of the Lessor. Lessor's employees shall not perform any work or do anything outside of their regular duties, except on issuance of special instructions from Lessor. If Lessor's employees are made available for the assistance of any tenants, Lessor shall be paid for their services by such tenants at reasonable hourly rates.

          10. Lessor reserves the right to close and keep locked all entrance and exit doors of the Building on Sundays and legal holidays and between the hours of 6:00 p.m. of any day and 7:00 a.m. of the following day and during such further hours as Lessor may deem advisable for the adequate protection of Building and the property of the tenants.

          11. Lessor shall at its cost and expense, operate the air conditioning system from 7:00 a.m. until 6:00 p.m. on business days, except on Saturdays, when the hours shall be from 7:00 a.m. until 1:00 p.m.

          12. Lessee shall exercise care and caution to insure that all water faucets or water apparatus and electricity are carefully and entirely shut off before Lessee or its employees leave Building, so as to prevent waste or damage. Lessee shall be responsible for any damage to Premises or Building and for all damage or injuries sustained by other tenants or occupants of Building arising from Lessee's failure to observe this provision.

          13. The toilet rooms, urinals, wash bowls, and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Lessee who, or whose employees or invitees, shall have caused it.

          14. Lessee shall not employ any person or persons other than the janitor of Lessor for the purpose of cleaning the Premises unless otherwise agreed to by Lessor. Except with the written consent of Lessor, no person or persons other than those approved by Lessor shall be permitted to enter the Building for the purpose of cleaning the same. Lessee shall not cause any unnecessary labor by reason of Lessee's carelessness or indifference in the preservation of good order and cleanliness. Lessor shall in nowise be responsible to any Lessee for any loss of property on the Premises, however occurring, or for any damage done to the effects of any Lessee by the janitor or any other employee or any other person, except for loss or damage due to any willful or negligent act of Lessor, its agent, employees, or contractors. Janitor service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include cleaning of carpets or rugs, except normal vacuuming, or moving of furniture or other special services.

          15. Lessee shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Lessor or other occupants of the Building by reason of noise, odors, and/or vibrations, or interfere in any way with other Lessees or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building.

          16. Lessee shall not use or keep in the Premises or the Building any kerosene, gasoline, or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Lessor.

          17. Lessor will direct electricians as to where and how telephone and electrical wires are to be introduced. No boring or cutting for wires will be allowed without the consent of Lessor. The location of telephones, call boxes, and other office equipment affixed to the Premises shall be subject to the approval of Lessor provided said approval shall not be unreasonably withheld.

          18. Each Lessee, upon the termination of the tenancy, shall deliver to the Lessor the keys of offices and rooms which shall have been furnished the Lessee or which the Lessee shall have had made, and in the event of loss of any keys so furnished, shall pay the Lessor therefor.

          19. No furniture, packages, supplies, equipment, or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such elevators as shall be designated by the Lessor.

          20. On Saturdays, Sundays, and legal holidays, and on other days between the hours of 6:00 p.m. and 7:00 a.m. the following day, access to the Building, or to the halls, corridors, elevators, or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the person or employee of the Building in charge and he has a pass or is properly identified. The Lessor shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, the Lessor reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the Lessees and protection of property in the Building and the Building.

          21. The number and location of vending machine or machines of any description maintained or operated upon the Premises must be approved by Lessor.

          22. The word "Building" as used herein means that Building of which the premises are a part.

          23. Chair floor pads must be used under all chairs with rollers or casters.

          24. Lessor reserves the right to make such other and further regulations as in its judgment may from time to time be needed or desirable for the safety, care and cleanliness of Premises or Building and the preservation of good order therein.

                                 ATTACHMENT II

                              SPECIAL PROVISIONS

1.        Early Occupancy
          ---------------

Lessee shall be entitled to occupy the premises one month early (on October 1, 1995) without rental charge for the month of October 1995. Said occupancy during this month of early occupancy shall be per all the terms of this lease except for the payment of rent.

2.        Monthly Rent
          ------------

The following Monthly Rent shall be payable during the Lease Term based upon the following scheduled occupancy of net rentable area*:

Period                 Net Rentable Area*            Basic Annual Rate Rent       Basic Monthly
------                 ------------------           -----------------------       ------------
11/1/95 - 01/31/96         14,000 SF                     $16.25                     $18,958.33
02/1/96 - 06/30/96         16,660 SF                     $16.25                     $22,560.42
07/1/96 - 08/31/96         19,336 SF                     $16.25                     $26,184.17
09/1/96 - 10/31/96         22,036 SF                     $16.25                     $29,840.42
11/1/96 - 10/31/97         24,725 SF                     $16.25                     $33,481.77
11/1/97 - 10/31/98         24,725 SF                     $17.25                     $35,542.19
11/1/98 - 10/31/00         24,725 SF                     $18.25                     $37,602.60

*Nothwithstanding the schedule above, Lessee shall be responsible for rent on any space occupied within the Premises which is occupied ahead of schedule. In other words, Lessee shall be responsible for monthly rent payments on space occupied within the Premises on the earlier of (i) the date shown in the schedule above or (ii) the date space is occupied. Occupied space shall be the net rentable area, including circulation space internal to the premises, that is being utilized by Lessee's employees, agents, contractors, subtenants and the like including the use of furniture, fixtures, files, storage, and other beneficial uses of the Premises.

3.        Lease Renewal Options
          ---------------------

So long as Lessee is not in default under the terms of this lease and provided that Lessee is occupying one full floor, Lessee shall have the option to extend the lease for one (1) renewal period of five (5) years. Lessee shall exercise its options by providing six (6) months written notice to Lessor prior to the end of the preceding Lease Term. The rent during the renewal term shall be equal to ninety-five percent (95%) of the market rent for similar space in comparable buildings within the Seattle Central Business District ("CBD").

4.        Expansion Option/Right of First Offer
          -------------------------------------

For so long as Lessee is not in default of the Lease and subject to the pre-existing rights of Lessor's existing tenants, Lessee shall have:

(a) The option to lease all vacant space located upon the eighteenth (18th) and twentieth (20th) floors, as said space becomes available, upon terms and conditions identical to those applicable to Lessee's existing space (including provisions relating to tenant improvements and design reimbursement). With respect to expansion space taken under this provision
     (a), the following shall apply:

         (i) Lessor shall notify Lessee as vacant space becomes available and Lessee shall have ten (10) days within which to exercise its option to Lease the space on the date it becomes available,

         (ii) Lessor shall not be responsible to lease space to Lessee for any term less than two (2) years,

         (iii) Lessor shall not be responsible for any tenant improvements for any term less than three (3) years, provided however, that should Lessee exercise its option to renew per Special Provision #3 above, the improvements that would have been provided by Lessor if the term of the expansion space was greater than three
                (3) years will be reimbursed by Lessor upon said renewal,

         (iv) Any space taken after the 26th month of the initial term shall be at market rental rates as defined in above;

(b) If option (a) above is not exercised, Lessee shall have the right of first offer to lease the space on the eighteenth (18th) or twentieth (20th) floors of the building. Lessor will provide Lessee with a schedule of existing lease terms (including option rights) for tenants currently occupying space on the floors subject to Lessee's option and right of first offer. In the event that Lessor desires to make a written offer (the "Offer") to a third party to lease the option space, Lessor shall first present the Offer to Lessee and give Lessee ten (10) business days within which to determine whether Lessee will accept the Offer. If Lessee gives Lessor written notice within such ten (10) day period that Lessee intends to accept the Offer, then Lessee shall be bound to enter into a written Lease Agreement in accordance with the terms of the Offer. If Lessee does not give Lessor such written notice within the ten (10) day period, then Lessor shall be free to close the transaction with another party on substantially the same terms as the Offer and Lessee's right of first offer, with respect to the expansion space delineated in such Offer, shall terminate and be of no further force or effect.

5.        Early Termination
          -----------------

Lessee shall have the option of terminating this Lease effective at any time after the 36th month of the Lease Term. Lessee will provide Lessor at least 180 days written notice of its election to terminate. The written notice will specify the reason for Lessee's termination. Upon vacating the Premises, lessee shall pay Lessor a cash termination penalty equal to the uanmortized costs of tenant improvements, leasing commissions, moving allowances, and architectural fees (based on a 60-month straight-line amortization) plus:

          An amount equal to three (3) months' rent if the termination occurs between the 36th and the 42nd month of the Lease term;

          An amount equal to two (2) months' rent if the termination occurs between the 42nd and 48th month of the Lease term; and

          An amount equal to one (1) months' rent if the termination occurs after the commencement of the 48th month of the Lease term.

The intent of this early termination agreement is to allow Lessee flexibility if it should have to downsize its operation as a result of a material loss in its sales or should it need additional space as a result of increased sales. Therefore, this early termination option may only be exercised for one or all of the following reasons:

1.   Reduction in the size of the existing space is not approved.

     Prior to any termination, Lessor shall be given the option to reduce Lessee's space and keep Lessee as a tenant within a smaller premises. Within thirty (30) days after providing the termination notice described above, Lessor shall have the option to decide to reduce Lessee to the size so stated by Lessee. If Lessor elects to reduce the size of Lessee's space, then the termination payments due by Lessee to Lessor as outlined above shall be prorated on the amount of space reduced (i.e. if ten percent (10%) of the spaces is given up, the amount of the payment will be 10% of the total amount of the payment that would have been paid if the entire lease had been terminated). If Lessor does not exercise its option for the contraction of space, then Lessee may terminate as described above in this Section. Lessor will provide written notice of its election with the thirty
     (30) day time period.

2.   Cessation of business by Lessee.

3.   Expansion space is not available.

     If Lessee's termination notice specifies that Lessee requires at least a twenty-five percent (25%) increase in its space and Lessor cannot accommodate this growth in reasonable units of space in the building within six (6) months of said notice. Any space provided to Lessee by Lessor must be within the same elevator bank as the existing premises. Lessor will notify Lessee in writing within sixty (60) days after the receipt of Lessee's termination notice of Lessor's ability to fulfill Lessee's additional space requirements.

Both Lessor and Lessee agree that the early termination option is not to be used to facilitate the move of Lessee from Westlake Center to another building in the Seattle-Bellevue Metropolitan area prior to the end of the initial Lease Term as stated above.

6.        Parking
          -------

Lessee shall have the option to enter into parking contracts for up to twelve
(12) automobiles in the building's underground parking facility based upon its initial occupancy of 14,000 square feet. Additional parking may be taken with the stepped absorption of space on the ration of one (1) space for each 1,200 square feet taken. Should Lessee not elect to enter into their allotted parking contracts within thirty (30) days of occupancy or should Lessee cancel parking contracts during the term of the Lease, then the contracts shall revert back to Lessor for Lessor's use, and thereafter Lessee may have the right to pick the spaces back up with sixty (60) days written notice.

7.        Relocation Costs
          ----------------

Lessor shall reimburse Lessee for the actual costs of relocation of furniture, equipment, and files up to $1.00 per square foot of total committed space (24,725 SF). Lessee will coordinate bids from responsible firms to select a bid for relocation with review and approval by Lessor.

8.        Working/Construction Drawings
          -----------------------------

Lessor shall pay Marvin Stein & Associates for the actual costs of all working drawings required for completion of quality tenant space.

9.        Acceptance of Premises
          ----------------------

          Section 4, Acceptance of Premises, is hereby amended by adding the following sentence to the end of the Section:

          "Any work undertaken by Lessor pursuant to this Paragraph 4 will be performed in a manner which minimizes any disruption to Lessee's business."

10.       Possession
          ----------

          Section 5, Possession, is hereby amended by deleting "at the commencement of the Lease Term" in Line 1 and substituting "on or before the Commencement Date."

          Section 5, Possession, is hereby further amended by the addition of the following sentence at the end of the Section:

          "If Lessee has provided information required in Exhibit B on a timely basis and the Premises are not ready for occupancy by February 1, 1996, Lessee may terminate this Lease by providing written notice of termination to the Lessor."

11.       Use
          ---

          Section 7, Use, is hereby amended by deleting the second sentence in its entirety and replacing it with the following:

          "If Lessee does, or permits to be done, anything in or about the Premises which Lessor reasonably believes will increase the existing rate of, or otherwise affect, any fire or other insurance maintained by Lessor on the Building or any of its contents, or cause a cancellation of any insurance policy covering the Building or any part thereof or any of its contents, Lessee shall cease such activity after receiving written notice thereof from Lessor."

12.       Services and Utilities
          ----------------------

          Section 8(b), Services and Utilities, is hereby amended to add the following paragraph to the end of the subsection:

          "If Lessee is unable to conduct its business operations with the Premises due to an interruption of utility services which continues for seventy two (72) hours, then Rent shall be abated for each day thereafter until utility service is restored."

13.       Rental Adjustments, Operating Costs
          -----------------------------------

          Section 9.(a) (2), Rental Adjustments, Operating Costs, is hereby amended by adding the following to the end of the subsection:

          "business and occupation taxes levied by the State of Washington or any excise taxes due as a result of the sale or transfer of Lessor's interest in the Building."

14.       Rental Adjustments, Operating Costs
          -----------------------------------

          Section 9.(a)(4), Rental Adjustments, Operating Costs, is hereby amended by adding the following exclusions to the subsection:

          (i) brokerage commissions, (ii) attorneys fees incurred in the negotiation or enforcement of tenant leases, financing or refinancing the Building, or representation of Lessor in any sale transaction; or
          (iii) costs incurred in any financing or refinancing of the Building.

15.       Compliance with Law
          -------------------

          Section 10, Compliance with Law, is hereby amended by adding the following paragraph to the end of the Section:

          "Nothing in the Paragraph 10 shall be construed or interpreted to require Lessee to make any capital improvements to the Building or the Premises."

16.       Abandonment
          -----------

          Section 14, Abandonment, is hereby amended by deleting "vacate or" in Line 1 and "vacate" in Line 2.

17.       Waiver of Subrogation
          ---------------------

          Section 19, Waiver of Subrogation, is hereby amended by deleting "to the extent such waivers are reasonably available" from the last line and substituting the following at the end of the Section:

          "and supply copies of these endorsements to the other party. If such waivers are not reasonably available, the party unable to obtain such waiver shall immediately notify the other party and in this case, the waiver set forth in the first sentence of this Paragraph 19 shall be of no force or effect with respect to either party."

18.       Entry by Lessor
          ---------------

          Section 23, Entry by Lessor, is hereby amended by deleting "thereby" at the end of the second sentence and replacing it with the following at the end of the Section:

          "as a result of Lessor exercising its rights under this Paragraph 23."

19.       Reconstruction
          --------------

          Section 28, Reconstruction, is hereby amended by deleting "180 days" in Line 5 and substituting "120 days".

20.       Subordination
          -------------

          Section 30, Subordination, is hereby amended by adding the following to the end of the Section:

          "so long as Lessee is not in default under the terms of this Lease, Lessor's mortgagee will not disturb the peaceful occupancy of the Lessee following any foreclosure."

21.       Sale By Lessor
          --------------

          Section 31, Sale By Lessor, is hereby amended by adding the following paragraph to the end of the Section:

          "Lessee may continue to look to Lessor for responsibility under this Lease to the extent Lessor's assignee does not agree in writing to assume all of the obligations of Lessor under this Lease, including, without limitation, the obligation to account for and refund to Lessee the Security Deposit."

22.       Default
          -------

          Section 25, Default, is hereby amended by deleting "vacating or" in Line 2 and further amended by adding "business" after "three (3)" and before "days" in Line 5.

23.       Brokers
          -------

          Section 43, Brokers, is hereby amended by adding the following sentence to the end of the Section:

          "Lessor shall pay the commission due CB Commercial Real Estate in accordance with the terms of a separate agreement with the broker."

24.       Rental Adjustments, Operating Costs
          -----------------------------------

          Section 9(g), Rental Adjustments, Operating Costs, is hereby amended by deleting the paragraph and substituting the following:

          "In the event the average occupancy level of the building for any Lease Year which is the Base Year was or is not ninety percent (90%) of full occupancy, then for purposes of calculating the Base Amount the Actual Operating Costs for Base Year shall be proportionately adjusted by Lessor to reflect those costs which would have occurred had the Building been ninety percent (90%) occupied during such year."

25.       Building Conference Room
          ------------------------

          "Lessee will be allowed twenty-four (24) hours of use each year of the Building conference room at no additional charge."

                                   Exhibit A
                              Tenant Improvements

Lessor shall provide completion of tenant improvements for the eighteenth and nineteenth floor per space plans dated approximately June 5, 1995 as prepared by Marvin Stein & Associates, and attached as Exhibit C. The following outline specifications shall also govern the improvements to be furnished by Lessor. Where conflicts exist between the drawings and these specifications, the information on the drawings shall have precedence except where the language in these specifications specifically references and alters specific information on the drawings.

Upon request from Lessee, Lessor shall provide Lessee copies of all invoices and supporting documents relating to the cost of constructing the tenant improvements. Lessee shall have the right to audit these costs at Lessee's sole cost and expense. All costs will be supported by competitive bids for the work performed and materials installed.

As used on the drawings, the word "tenant" shall refer to Lessee and the word "contractor" shall refer to Lessor.

1.        Partitions
          ----------

          Modify existing partitions per space plan including the executive offices on the Nineteenth Floor and the entry area on the Eighteenth Floor. Demolish existing partitions at interior spaces. Repaint all walls, color to be selected by Lessee from building standard samples.


2.        Doors
          -----

          Remove all dark stained doors, frames and relites and replace them with light stained doors, frames and relites similar to those existing on the Eighteenth Floor. Restain all remaining existing doors, frames and relites to match the sample door on the Nineteenth Floor.

3.        Ceiling
          -------

          Damaged, stained or broken ceiling tiles shall be replaced. Relocate as required, as a result of partition modification, sprinkler heads, HVAC diffusers, and lighting fixtures.


4.        Electrical Distribution and Data Cabling
          ----------------------------------------

          Relocate existing electrical outlets and add new outlets as needed as a result of partition modifications. Run telephone and data cabling from a central point on the floors to the outlets located at offices and workstations. Lessor shall provide a maximum of 140 runs of Category 5 cable with 8 twisted pairs of wire each.

5.        HVAC
          ----

          Air balance HVAC system in the Premises.

6.        Window Coverings
          ----------------

          Provide building standard mini blinds in the conference rooms and the CEO's office.

7.        Floor Coverings
          ---------------

          Remove wood flooring and wood base. Re-carpet Premises with building standard carpet as manufactured by Stratton "Catalina". Color to be selected from building standard samples from the Stratton "Catalina" line, a 30 oz. face weight material. Carpet shall be laid over standard commercial pads per industry standards. Raised flooring shall remain in the computer room.

8.        Cabinetry
          ---------

          Repair all damaged laminate finishes on existing cabinetry. Restain shelving and cabinetry in the project room to match the doors.

9.        Walls and Wallcovering
          ----------------------

          Remove wallcovering in elevator lobby, reception area and conference room except wood veneer wallcovering. Paint walls in building standard color to be selected by Lessee. Skim coat wood veneer wallcovering and paint in building standard color to be selected by Lessee. (Walls shall be suitable for hanging art.) Lessor, Lessee and Marvin Stein & Associates will mutually approve final plans for wall texture.

10.       Wall Base
          ---------

          Remove all wood base and replace it with rubber base selected by Lessee from Lessor's building standard samples.

11.       Countertop/Reception Desk
          -------------------------

          Remove stone countertop at reception desk and replace with building standard plastic laminate. Color to be mutually selected. Remove fabric wrap and provide painted verticle surfaces. Or, at Lessee's option, Lessee may receive a $1,500.00 credit toward a new or upgraded desk.

12.       Conference Room Requirements
          ----------------------------

          Remove built-in banquette seating and cabinetry in the conference room and replace cabinet with simple presentation wall.

13.       Appliances
          ----------

          Provide building standard refrigerator and dishwasher in the lunchroom on each floor.

14.       Miscellaneous
          -------------

          Lessor to install key pads for access in each of the two stairwells between the Eighteenth and Nineteenth Floors.

15.       Exclusions
          ----------

          Excluded from Lessor's work are all items not specifically included in Items #1 through #14 above. Included in this exclusion are trade fixtures, appliances, extra plumbing, extra cabinetry, furniture, movable furniture partitions, storage shelving, installing telephone handsets, fine finish items such as wall coverings, etc., and similar items not specifically called out in these specifications or in Exhibit C.

                                   Exhibit B
                          Lessee's Plan Requirements

The Commencement Date for the Lease and the special provision for early occupancy (Special Provision # 1) are based upon Lessee providing Lessor fully approved working drawings and material selections on a timely basis in order to allow issuance of said working drawings for commencement of construction of the Premises on the 19th floor no later than August 7, 1995. Working drawings for the 18th floor shall be issued, approved for construction, on the earlier of (a) April 15, 1996 or (b) seventy-five (75) days prior to the date Lessee seeks occupancy on the 18th floor.

Included within the Lessee provided material selections and information are the following:

 .  Selection of carpet and paint colors.
 .  Location of all data outlets.
 .  Location of new electrical and telephone outlets.
 .  Partition plan.
 .  Reflected ceiling plan.
 .  Other information necessary to obtain a building permit.

If, through no fault of Lessor, Lessee provides the working drawings and material selections after the dates stated above and this delays the occupancy of the Premises then, notwithstanding the provisions of Section 5 of the lease, the Commencement Date of the lease shall not be extended and the payment of rent shall commence on the Commencement Date.


                                       1